PRICING SUPPLEMENT NO. 79                                         Rule 424(b)(3)
DATED: November 30, 2000                                      File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $20,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 12/21/2000  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 12/21/2015        CUSIP#: 073928SD6

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]  Final Maturity Date:


                                           Optional                 Optional
                     Redemption           Repayment                Repayment
REDEEMABLE ON         PRICE(S)             DATE(S)                  PRICE(S)
-------------      --------------       -------------             -----------

      *                 N/A                  N/A                       N/A

APPLICABLE ONLY TO FIXED RATE NOTES:
-----------------------------------

Interest Rate: 7.70%

Interest Payment Dates: **

APPLICABLE ONLY TO FLOATING RATE NOTES:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:  N/A

[  ]     Commercial Paper Rate                    Minimum Interest Rate:  N/A

[  ]     Federal Funds Rate                       Interest Reset Date(s):

[  ]     Treasury Rate                            Interest Reset Period:

[  ]     LIBOR Reuters                            Interest Payment Date(s):

[  ]     LIBOR Telerate

[  ]     Prime Rate

[  ]     CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*Commencing December 21, 2003 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on eight calendar days notice.

**Commencing June 21, 2001 and on the 21st of each December and June thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.